SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report: (Date of earliest event reported): January 16th, 2006

                          Commission File No. 000-49628

                           TELEPLUS ENTERPRISES, INC.
                           --------------------------

             (Exact name of registrant as specified in its charter)

            Nevada                                         90-0045023
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(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

       7575 Transcanadienne, Suite 305, St-Laurent, Quebec, Canada H4T 1V6
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                    (Address of principal executive offices)

                                  514-344-0778
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                            (Issuer telephone number)

                                       N/A
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                            (Former Name and Address)

ITEM 8.01. OTHER EVENTS.

On January 13, 2006, TelePlus Retail Services, Inc. ("Retail"), a wholly-owned Canadian subsidiary of TelePlus Enterprises, Inc. ("TelePlus") filed in Canada a Notice of Intention to make a Proposal under the Bankruptcy and Insolvency Act (Canada). The above filing represents the first step taken by TelePlus to divest itself of its Canadian Retail operations. Retail manages TelePlus' 23 retail stores in Canada and for the past several years has been negatively impacting TelePlus' earnings and cash flows. This decision follows the efforts made by TelePlus within the preceding twelve months to consolidate and downsize Retail's operations in order to earn better returns from that division. The continuing negative impact of Retail on TelePlus' earnings and cash flows, and the intention to focus on Teleplus' core re-seller business,, which is highly profitable, were the major factors cited for the divestiture decision. Pursuant to the above filing, Retail has 30 days from January 13, 2006 to make a proposal to its creditors. This action taken by Retail will not adversely affect the activities of TelePlus or any of its other wholly owned subsidiaries.

                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Teleplus Enterprises, Inc.


January 16, 2006                        /s/ Marius  Silvasan
                                        --------------------------
                                        Marius Silvasan
                                        Chief Executive Officer


January 16, 2006                       /s/ Robert Krebs
                                       --------------------------
                                       Robert Krebs
                                       Chief Financial Officer


January 16, 2006                       /s/ Tom Davis
                                       --------------------------
                                       Tom Davis
                                       Chief Operating Officer


January 16, 2006                       /s/ Kelly McLaren
                                       --------------------------
                                       Kelly McLaren
                                       President